Exhibit 10.8

CVS HEALTH CORPORATION
NONQUALIFIED STOCK OPTION AGREEMENT
GRANT DATE: %%OPTION_DATE,'Month DD, YYYY'%-%

1.GRANT OF AWARD. Pursuant and subject to the provisions of the 2017 Incentive Compensation Plan of CVS Health Corporation (the “Plan”), on the date set forth above (the “Grant Date”), CVS Health Corporation (the “Company”) has granted and hereby evidences the award to the person named below (the “Participant”), subject to the terms and conditions set forth or incorporated in this Nonqualified Stock Option Agreement (the “Agreement”), the right, and option, to purchase from the Company the aggregate number of shares of common stock ($0.01 par value) of the Company (the “Shares”) set forth below, at the purchase price indicated below (the “Option”), such Option to be exercised as hereinafter provided. The fair market value of the Shares on any date is the closing price of the Company’s common stock on such date (the “FMV”). The Plan is hereby made a part hereof and Participant agrees to be bound by all the provisions of the Plan. Capitalized terms not otherwise defined herein shall have the meaning assigned to such term(s) in the Plan. The Option is a nonqualified option as defined in the Plan.

Participant:	%%FIRST_NAME_MIDDLE_NAME_LAST_NAME%-%
Employee ID:	%%EMPLOYEE_IDENTIFIER%-%
Shares:	%%TOTAL_SHARES_GRANTED%-%
Option Price:	%%OPTION_PRICE,'$999,999,999.99'%-%

2.TERM OF OPTION. The term of the Option shall be for a period of ten (10) years from the Grant Date, subject to the earlier termination of the Option as set forth in the Plan and in the Agreement, and shall expire on the last day of its term (the “Expiration Date”). No portion of the Option shall be exercisable after the Expiration Date.

3.VESTING AND EXERCISE OF OPTION.
(a)The Option, subject to the provisions of the Plan, shall be exercised by submitting a request to exercise to the Company’s stock plan administrator, in accordance with the Company’s current exercise policies and procedures, specifying the number of Shares to be purchased, which number may not be less than one hundred (100) Shares (unless the number of Shares purchased is the total balance). An exercise by the Participant of all or part of the Option shall be effected through the Company’s “cashless exercise” procedures. Otherwise, at the time of exercise, Participant shall tender to the Company cash or cash equivalents for the aggregate option price of the Shares, which is the FMV of the Shares as of the Grant Date (the “Option Price”), that the Participant has elected to purchase or certificates for Shares of common stock of the Company owned by the Participant for at least six (6) months with a FMV at least equal to the aggregate Option Price of the Shares that the Participant has elected to purchase, or a combination of the foregoing.

(b)Prior to its expiration or termination and except as otherwise provided herein, and subject to the terms and conditions of the Plan and the Participant’s continued employment, the Option will become vested in accordance with the vesting schedule set forth in Appendix A - Vesting, each date on which vesting occurs shall be a “Vest Date”, and the Option will be exercisable by the Participant to the extent vested prior to the Expiration Date, in each case so long as the Participant has

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maintained continuous employment with the Company or a subsidiary of the Company from the Grant Date through the exercise date.

(c)Notwithstanding anything to the contrary in the Agreement or the Plan, the vested and exercisable portion of the Option that remains outstanding on the last business day prior to the Expiration Date (the “Automatic Exercise Date”) shall be deemed to have been automatically exercised by the Participant, without any further action or notice by the Company or the Participant, at such time if: (i) (A) the Participant is employed with the Company or any of its subsidiaries on the Automatic Exercise Date or (B) the Expiration Date would occur while the Option remains exercisable pursuant to Sections 8 and 9 of the Agreement, (ii) the Participant has accepted the Option as required by the Company under Section 4, and (iii) the FMV of a Share on the Automatic Exercise Date exceeds the Option Price. The exercise of the Option pursuant to this Section 3(c) shall be effected through the Company’s “cashless exercise” procedures. Notwithstanding the foregoing, there is no guarantee that an automatic exercise pursuant to this Section 3(c) will be effected on the Participant’s behalf and neither the Company nor any other party will bear any responsibility or liability if such an automatic exercise is not effected and instead the Option expires unexercised. Accordingly, the Participant shall bear sole responsibility for ensuring that the Participant exercises any vested portion of the Option prior to the Expiration Date. For the avoidance of doubt, the Option shall not be deemed automatically exercised pursuant to this Section 3(c) if, on the Automatic Exercise Date, the FMV of a Share is less than or equal to the Option Price.

4.REQUIRED ACCEPTANCE OF AWARD. The Participant is required to accept the Option in the manner required by the Company prior to the first anniversary of the Grant Date. The Option will not vest and shall be forfeited in full if the Company has not received the Participant’s acceptance of the terms and conditions set forth herein prior to the first anniversary of the Grant Date. Acceptance shall be submitted electronically as required by the Company.

5.TAXES. Upon a cashless exercise of the Option the Company shall withhold from the proceeds of the exercise of the Option any required taxes. If the Option is exercised other than through a cashless exercise the Company shall have the right to require the Participant to pay the amount of any withholding taxes immediately, upon notification from the Company, before the proceeds from the exercise of the Option are delivered to the Participant. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable to the Participant by the Company in cash or in Shares or from any other amounts payable any time thereafter to the Participant by the Company to the extent allowed under applicable law.

6.NON-TRANSFERABILITY. The Option shall not be transferable by the Participant other than by will or by the laws of descent and distribution and during the Participant’s lifetime shall be exercised only by the Participant in accordance and subject to the terms and conditions of the Agreement.

7.FORFEITURE OF OPTION UPON TERMINATION OF EMPLOYMENT. Unless otherwise provided for in the Plan or in the Agreement, as of the date on which the Participant’s employment with the Company and its subsidiaries terminates, the Option, to the extent unexercised, whether vested or unvested, as of the Participant’s employment termination date, shall be forfeited immediately in its entirety, provided that, if the Participant’s employment with the Company and its subsidiaries terminates without cause, as determined by the Company in its sole discretion (“Cause”), the Option, to the extent vested and unexercised as of the employment termination date, shall be exercisable at any time on or before the ninetieth (90th) day immediately following the employment termination date and, to the extent the Option is unvested as of the employment termination date, the Option shall be forfeited immediately.

8.INVOLUNTARY TERMINATION OF EMPLOYMENT WITH SEVERANCE. In the event that the Participant’s employment with the Company and its subsidiaries is terminated by the Company without Cause and Participant receives severance pay following the Participant’s employment pursuant to a written agreement approved by the Company, vesting of the Option shall continue through the end of the severance period set forth in the written agreement providing for such

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severance pay. To the extent vested, the Option shall be exercisable at any time during the severance period and on or before the ninetieth (90th) day following the last day of the severance period, as long as no government regulations or rules are violated by such continued vesting or exercise period; provided, however, that in no event will the Option be exercisable beyond its original term. Any portion of the Option not vested as of the last day of the severance period shall be forfeited as of the last day of the severance period. In the event that the Participant returns to comparable employment with the Company or any subsidiary, as determined by the Company in its sole discretion, prior to the expiration of the severance period, the Participant shall be treated as if the Participant’s employment with the Company or any subsidiary of the Company had continued through the severance period for purposes of determining eligibility for continued vesting (if this occurs, the Participant is required to notify the Plan administrator by electronic mail to: equityadministration@cvshealth.com.

9.QUALIFIED RETIREMENT. In the event the Participant’s employment with the Company and any subsidiary of the Company terminates by reason of a Qualified Retirement, Participant (a) shall continue to vest in the Option for a period of three (3) years following the Participant’s retirement date and (b) may exercise the Option, to the extent vested, at any time within the period of three (3) years following the Participant’s retirement date, but not beyond the original term of the Option, in both cases as long as no government regulations or rules are violated by such continued vesting or exercise period. To the extent unvested or unexercised at the end of the three (3) year period following the Participant’s retirement date, the Option shall be forfeited. In the event the Participant’s termination of employment qualifies as a Qualified Retirement and the Participant also enters into a severance agreement with the Company, the terms of this Section 9 shall apply with respect to the vesting and exercise of the Option as of the employment termination date. A “Qualified Retirement” shall mean a termination of employment on or after attainment of age fifty-five (55) with at least ten (10) years of continuous service or attainment of age sixty (60) with at least five (5) years of continuous service, provided that if the Company terminates the Participant’s employment, such termination is without Cause. The Participant shall also be deemed to have experienced a Qualified Retirement if the Company terminates the Participant’s employment without Cause and the Participant shall meet the age and service requirement set forth above during the severance period set forth in a written severance agreement with the Company.

10.DISABILITY. In the event the Participant’s employment with the Company and any subsidiary of the Company terminates by reason of total and permanent disability (as defined in the Company’s Long-Term Disability Plan, or, if not defined in such plan, as defined by the Social Security Administration), the Option shall vest as of the employment termination date on a pro-rata basis as follows: the Option shall vest with respect to a total number of the Shares equal to (i) the number of the Shares subject to the Option on the Grant Date multiplied by the following fraction: (A) the numerator shall be the whole number of months elapsed from the Grant Date as of the employment termination date and (B) the denominator shall be the initial number of full months in the period during which vesting is required under the Award , minus (ii) the number of the Shares with respect to which the Option vested prior to the employment termination date (whether or not the Option was previously exercised). For purposes of this calculation, the number of months in the numerator in sub-section (A) above shall include any partial month in which the Participant has been employed. For example, if the time elapsed between the Grant Date and the employment termination date is eight (8) months and five (5) days and the Participant has been employed for such entire period, the numerator in sub-section (A) above shall be nine (9). The Option may be exercised to the extent vested at any time within one (1) year of the employment termination date but in no event beyond the original term of the Option.

11.DEATH. In the event of the Participant’s employment with the Company and any subsidiary of the Company terminates by reason of the Participant’s death, the Option to the extent not then vested in accordance with Section 3 shall immediately vest and the Option shall remain exercisable for a period of one (1) year after the Participant’s death, or until the Expiration Date, whichever occurs first, by Participant’s Beneficiary. At the end of said one (1) year time period, or as of the Expiration Date if earlier, all rights with respect to the Option shall terminate and the Option shall be cancelled.

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12.CHANGE IN CONTROL. In the event of a Change in Control, the applicable provisions of the Plan with respect to a Change in Control shall apply.

13.TRANSFER OF EMPLOYMENT. Transfer of the Participant’s employment between the Company and a subsidiary of the Company or between subsidiaries of the Company shall not be treated as a termination of employment.

14.NOTICE.
(a)Any notice required to be provided under Section 8 shall be provided by electronic mail to equityadministration@cvshealth.com and shall include “Notice of Reemployment” in the subject line.

(b)Any notice required to be given hereunder to the Participant shall be addressed to the Participant at the address shown on the records of the Company.

(c)Either party may hereafter designate an alternate address in writing, which designation shall be sent to the addresses provided in this section.

15.RECOUPMENT OF OPTION AWARD. The Option shall be subject to the terms of the Company’s Recoupment Policy as it exists from time to time, which may require the Participant to immediately repay to the Company the value of any pre-tax economic benefit that the Participant may derive from the grant of the Option hereunder. By accepting the grant of the Option hereunder, the Participant acknowledges that a copy of the Company’s Recoupment Policy has been made available for the Participant’s reference. In addition to the Company’s Recoupment Policy, the Option may be subject to the terms of any Company clawback policy mandated by any regulatory authority, including the New York Stock Exchange.

16.RESTRICTIVE COVENANT AGREEMENT.
(a)The Option granted pursuant to the Agreement is expressly subject to and contingent upon the requirement that the Participant shall have fully executed and delivered to the Company the applicable written agreement containing the restrictive covenants required by the Company in connection with the award hereunder (such restricted covenant agreement hereafter, the “RCA”).

If the Company intends to require the Participant to execute and deliver a new RCA in connection with the grant hereunder, the Company shall provide the new RCA to the Participant and the Participant agrees to execute and deliver the new RCA by the deadline set forth by the Company. If the Participant is currently subject to an RCA and the Company does not require the Participant to execute and deliver a new RCA, then, by accepting the grant of the Option pursuant to the Agreement, the Participant reaffirms the Participant’s intent to comply with all of the provisions in the Participant’s current RCA.

The Participant agrees that failure to execute and return the new RCA, if required, by the deadline set forth by the Company shall result in the immediate and irrevocable forfeiture of the Option granted hereunder.

(b)If the Participant violates any provision of the applicable RCA, as determined by the Company in its sole discretion (an “RCA Violation”), (i) the Participant shall immediately and irrevocably forfeit the Option, to the extent unvested, and shall have no right to any payment in connection with such forfeiture; and (ii) with respect to any portion of the Option that vested within the two (2) year period ending on the earlier of (A) the date, as determined in the sole discretion of the Company, of the Participant’s RCA Violation, or (B) the Participant’s termination of employment, the Participant shall forfeit the Option to the extent unexercised and shall be required, upon demand, to repay or otherwise reimburse the Company an amount having a value equal to, with respect to each exercise event, the market value of the Shares subject to the exercise of the Option at the time of exercise minus the Option Price with respect to the Shares subject to the exercise of the Option.

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By accepting the grant of the Option under the Agreement, the Participant acknowledges and agrees that the remedy described above does not constitute the exclusive remedy for the Participant’s violation of the RCA and, as the forfeiture and repayment provisions are not adequate remedies at law, the Company may seek any additional legal or equitable remedy, including injunctive relief, for any such violation. The provisions in this section are essential economic conditions to the Company’s grant of the Option to the Participant. By receiving the grant of the Option hereunder, the Participant agrees that the Company and its subsidiaries and affiliates may make deductions from any amounts they may owe the Participant, individually or collectively, from time to time (such as wages or other compensation, deferred compensation credits, vacation pay, severance or other payments owed following a termination of employment, as well as any other amounts owed to the Participant by the Company or its subsidiaries or affiliates) to the extent of any amounts the Participant owes the Company under this section. The provisions of this section and any amounts repayable or reimbursable by the Participant hereunder are intended to be in addition to any rights to repayment the Company may have under Section 304 of the Sarbanes-Oxley Act of 2002 and other applicable law.

17.WHISTLEBLOWER RIGHTS. Nothing contained in the Agreement or the RCA is intended to, or shall be interpreted in a manner that does, limit or restrict the Participant from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Exchange Act) or prohibit the Participant from filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to the Participant’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Nothing in the Agreement or the RCA requires the Participant to waive any monetary award or other payment that the Participant might become entitled to from any governmental agency or entity.

18.LAWS AND POLICIES.
(a)By accepting the grant of the Option under the Agreement, (i) the Participant acknowledges that a copy of the Plan has been made available by the Company for the Participant’s reference and agrees to be bound by the terms and conditions set forth in the Agreement and the Plan as in effect from time to time, (ii) the Participant further acknowledges that the Federal securities laws and/or the Company’s policies regarding trading in its securities may limit or restrict the Participant’s right to trade Shares, including without limitation, sales of the Shares acquired in connection with the Option, and (iii) the Participant agrees to comply with such Federal securities law requirements and Company policies, as such laws and policies may be amended from time to time.

(b)Neither the execution and delivery hereof nor the grant of the Option evidenced hereby shall constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or its subsidiaries to employ the Participant for any specific period.

19.COMMITTEE AUTHORITY. The Management Planning and Development Committee of the Board of Directors shall have the authority, in its sole discretion, to make any interpretations, determinations, and/or take any administrative actions with respect to the Plan and the Agreement, including without limitation whether any post-termination payments to the Participant shall be deemed severance pay and/or whether a termination was with or without Cause. In the event of any inconsistency between the terms hereof and the provisions of the Plan, the Plan shall govern.

20.GOVERNING LAW. The Agreement and the Option evidenced hereby shall be governed by the laws of Delaware, without giving effect to principles of conflict of laws.

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21.ACKNOWLEDGEMENT. The Agreement shall be effective only upon the Participant’s formal acceptance of the terms and conditions set forth above as required by the Company.

By:	/s/ Heidi B. Capozzi
Heidi B. Capozzi
Executive Vice President, Chief People Officer CVS Health Corporation

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Appendix A – Vesting

Vest Date	Options Vesting
%%VEST_DATE_PERIOD1,'Month DD, YYYY'%-%	%%SHARES_PERIOD1%-%
%%VEST_DATE_PERIOD2,'Month DD, YYYY'%-%	%%SHARES_PERIOD2%-%
%%VEST_DATE_PERIOD3,'Month DD, YYYY'%-%	%%SHARES_PERIOD3%-%
%%VEST_DATE_PERIOD4,'Month DD, YYYY'%-%	%%SHARES_PERIOD4%-%

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